EXHIBIT 99.1

August 9, 2013

CorEnergy Releases Second Quarter 2013 Financial Results

LEAWOOD, Kan. – (BUSINESS WIRE) – CorEnergy Infrastructure Trust, Inc. (NYSE: CORR) (“the Company”), today announced financial results for the second quarter ended June 30, 2013.

Second Quarter Highlights and Subsequent Events

-	Stable revenue delivered by Pinedale LGS for second consecutive quarter
-	Declared second quarter dividend of $0.125 per share, paid on July 5, 2013
-	Reiterated annualized dividend payments of no less than $0.50 per share
-	Second quarter assets meet requirements for Real Estate Investment Trust (REIT) status

Quarterly Performance Review

CorEnergy reported total revenues of $7.6 million in the quarter ended June 30, 2013. A second quarter dividend of $0.125 was declared on May 29, 2013 and subsequently paid on July 5, 2013. Total assets were $288.7 million and total CorEnergy stockholders’ equity was $207.5 million as of June 30, 2013, compared to $289.6 million and $210.7 million respectively at March 31, 2013. The modest decrease in total assets is primarily due to a decrease in the fair value of privately-held investment securities. The decrease in stockholders’ equity is primarily due to the timing of the quarterly dividend declaration of $0.125 per share. Net income attributable to common stockholders was $70 thousand, or $0.003 per common share. Net income was adversely affected during the second quarter due to the recognition of a tax expense on gains related to a sale of liquid securities.

“At the beginning of the year, we expressed our commitment to three key objectives – provide shareholders with stable dividends that have potential for long-term growth, meet the tests to qualify and elect to be taxed as a REIT in 2013, and grow shareholder value through accretive acquisitions of energy infrastructure real property. We are on track to deliver on those objectives,” said David Schulte, Chief Executive Officer of CorEnergy. “Generating consistent, repeatable performance is a top priority for CorEnergy, and our year-to-date results meet that goal. With two strong, stable quarters behind us, the foundation is laid to deliver on our 2013 objectives. Our focus continues to be on optimizing future development of our asset portfolio.”

Because a majority of the company’s assets are now REIT qualifying, management believes that non-GAAP performance measures utilized by REITs, including Funds from Operations (“FFO”) and Adjusted Funds from Operations (“AFFO”), also provide useful insights into CorEnergy’s operational performance.

Second Quarter Ended June 30, 2013 Financial Summary
	For the Three Month Period Ended June 30, 2013
	Total	Per Share
Net Income (attributable to CorEnergy Stockholders)	$ 70,072	$0.003
Funds From Operations (FFO)	$3,106,014	$0.129
Adjusted Funds From Operations (AFFO)	$3,016,684	$0.125
Dividends Paid to Stockholders (on July 5, 2013)	$3,018,495	$0.125

FFO and AFFO are non-GAAP measures presented in accordance with the guidelines for calculation and reporting issued by the National Association of Real Estate Investment Trusts. FFO represents net income (loss) before allocation to minority interests (computed in accordance with GAAP, excluding gains or losses) from sales of depreciable operating property, real estate-related depreciation and amortization (excluding amortization of deferred financing costs or loan origination costs) and after adjustments for unconsolidated partnerships and joint ventures. The Company considers FFO an important supplemental measure of operating performance that is frequently used by securities analysts, investors and other interested parties. CorEnergy defines AFFO as FFO plus transaction costs, amortization of debt issuance costs, deferred leasing costs, and above market rent, and certain costs of a nonrecurring nature less maintenance, capital expenditures (if any), amortization of debt premium and adjustments to lease revenue resulting from asset sales. Management uses AFFO as a measure of long-term sustainable operational performance.

Real Property Assets and Leases

Pinedale Liquids Gathering System (“LGS”), Oil & Gas Gathering System, Wyoming
The Pinedale LGS, our largest acquisition of REIT-qualifying assets to date, is subject to a 15-year triple net participating lease with Ultra Petroleum. Annual rent for the initial lease term includes a minimum of $20 million (as adjusted annually for changes based on the Consumer Price Index (“CPI”), subject to annual maximum adjustments of 2 percent) and a maximum of $27.5 million, with the exact rental amount determined by the actual volume handled by the Pinedale LGS.

Approximately 88.7 percent of the Company's total lease revenue for the second quarter of 2013 was derived from Ultra Petroleum Corp. As of June 30, 2013, approximately 94 percent of the Company's leased property, based on the gross book value of real estate investments, was leased to Ultra Petroleum Corp. The Pinedale LGS is being depreciated for book purposes over an estimated useful life of 26 years.

CorEnergy holds 81.1 percent of the economic interest in the Pinedale LGS. Prudential Financial, Inc., which invested $30 million to fund a portion of the acquisition, holds 18.9 percent of the economic interest.

Eastern Interconnect Project, Electric Transmission, New Mexico
The Company's 40 percent undivided interest in a 216-mile power transmission line that moves electric power across New Mexico between Albuquerque and Clovis, called the Eastern Interconnect Project (“EIP”), is leased to Public Service Company of New Mexico (“PNM”) under a net operating lease.

Approximately 11.3 percent of the Company's total lease revenue for the second quarter of 2013 was derived from PNM. As of June 30, 2013, approximately 5.8 percent of the Company's leased property, based on the gross book value of real estate investments, was leased to PNM.

Private Company Update

The fair value of Lightfoot as of June 30, 2013, increased approximately $37 thousand or 0.4 percent, as compared to the valuation at March 31, 2013, primarily due to market value changes in the MLP comparable companies. Lightfoot’s assets consist of an 83.5 percent interest in Arc Terminals (“Arc”) and a minority position in a Liquefied Natural Gas facility located in Mississippi.

Throughout 2012 Arc retained cash for capital expenditures and potential acquisitions and in February 2013 announced the acquisition of Gulf Coast Asphalt Company’s marine terminalling facility in Mobile, Alabama, and rail transloading facility in Saraland, Alabama. The transaction expands Arc’s capacity to more than 2.5 million barrels of storage and three rail (un)loading operations.

The fair value of VantaCore as of June 30, 2013, decreased $693 thousand, or 5.6 percent, as compared to the fair value at March 31, 2013. The decrease is attributable to changes in VantaCore’s debt during the second quarter. VantaCore increased borrowings against its revolving credit facility to begin funding capital expenditures during the quarter, which we expect to benefit earnings in the future.

Mowood, LLC is the holding company of Omega Pipeline Company, LLC (“Omega”). Omega’s sales revenue performance was higher for the quarter ended June 30, 2013, compared to May 31, 2012, which is largely attributable to an increase in the market price of gas combined with increased usage due to consistently cooler temperatures during the first six months of 2013. Due to the seasonal nature of gas sales, operating results for interim periods are not necessarily indicative of the results that may be expected for the full year.

REIT Qualification

CorEnergy satisfied the quarterly REIT asset test for the quarter ended June 30, 2013, and anticipates that it will satisfy the quarterly asset tests and annual income test necessary to qualify and elect to be taxed as a REIT for  2013. Because certain of CorEnergy’s assets do not qualify as REIT assets and do not produce REIT-qualifying income, the Company contributed those assets into wholly-owned taxable REIT subsidiaries prior to 2013.

Outlook

CorEnergy expects its major energy infrastructure assets, the Pinedale LGS and the Eastern Interconnect Project, to produce stable and recurring revenues in the second half of 2013. The Company believes that the cash flows from its holdings will continue to support the 2013 annualized dividend payments of no less than $0.50 per share. A number of possible acquisitions ranging in value from $50 to $200 million are in preliminary stages of review. There can be no assurance that any of these acquisition opportunities will result in consummated transactions. The Company has a $20 million revolving credit facility in place, which can be utilized for future acquisitions. As of June 30, 2013, there were no outstanding borrowings against the facility.

2013 Second Quarter Earnings Conference Call

CorEnergy will host a conference call Monday, August 12, 2013, at 1:00 p.m. CDT to discuss its financial results. Please dial into the call at 877-407-8035 approximately five to ten minutes prior to the scheduled start time.

The call will also be webcast in a listen-only format.  A link to the webcast will be accessible at corenergy.corridortrust.com.

A replay of the call will be available until 11:59 p.m. CDT September 12, 2013, by dialing 877-660-6853. The Conference ID # is 418496. A replay of the webcast will also be available on the company’s website at corenergy.corridortrust.com through August 12, 2014.

About CorEnergy Infrastructure Trust, Inc.

CorEnergy Infrastructure Trust, Inc. (NYSE: CORR), primarily owns midstream and downstream U.S. energy infrastructure assets subject to long-term triple net participating leases with energy companies. These assets include pipelines, storage tanks, transmission lines and gathering systems. The Company’s principal objective is to provide stockholders with an attractive risk-adjusted total return, with an emphasis on distributions and long-term distribution. CorEnergy is managed by Corridor InfraTrust Management, LLC, a real property asset manager focused on U.S. energy infrastructure and an affiliate of Tortoise Capital Advisors, L.L.C., an investment manager specializing in listed energy investments, with approximately $13.1 billion of assets under management in NYSE-listed closed-end investment companies, open-end funds and other accounts as of July 31, 2013. For more information, please visit corenergy.corridortrust.com.

Forward-Looking Statements

This press release contains certain statements that may include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, included herein are "forward-looking statements." Although CorEnergy believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in CorEnergy’s reports that are filed with the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required by law, CorEnergy does not assume a duty to update any forward-looking statement. In particular, any distribution paid in the future to our stockholders will depend on the actual performance of CorEnergy, its costs of leverage and other operating expenses and will be subject to the approval of CorEnergy’s Board of Directors and compliance with leverage covenants.

CorEnergy Infrastructure Trust, Inc.
CONSOLIDATED BALANCE SHEETS
	June 30, 2013 (Unaudited)	November 30, 2012
Assets
Leased property, net of accumulated depreciation of $7,180,903, and $1,131,680, respectively	$237,512,375	$12,995,169
Other equity securities, at fair value	21,239,935	19,866,621
Cash and cash equivalents	21,109,551	14,333,456
Trading securities, at fair value	-	55,219,411
Property and equipment, net of accumulated depreciation of $1,896,009 and $1,751,202, respectively	3,460,158	3,589,022
Escrow receivable	-	698,729
Accounts receivable	1,274,931	1,570,257
Intangible lease asset, net of accumulated amortization of $583,878 and $413,580, respectively	510,893	681,191
Deferred debt issuance costs, net of accumulated amortization of $273,324 and $0, respectively	1,275,029	-
Deferred lease costs, net of accumulated amortization of $32,588 and $0, respectively	887,874	-
Hedged derivative asset	823,773	-
Prepaid expenses and other assets	567,434	2,477,977
Total Assets	$288,661,953	$111,431,833

Liabilities and Equity
Long-term debt	$70,000,000	$-
Accounts payable and other accrued liabilities	2,928,749	2,885,631
Dividends payable to shareholders	3,018,495	-
Distributions payable to non-controlling interest	1,690,413	-
Lease obligation	-	27,522
Deferred tax liability	2,791,093	7,172,133
Line of credit	-	120,000
Unearned revenue	711,228	2,370,762
Total Liabilities	$81,139,978	$12,576,048

Equity
Warrants, no par value; 945,594 issued and outstanding at June 30, 2013 and November 30, 2012 (5,000,000 authorized)	$1,370,700	$1,370,700
Capital stock, non-convertible, $0.001 par value; 24,147,958 shares issued and outstanding at June 30, 2013 and 9,190,667 shares issued and outstanding at November 30, 2012 (100,000,000 shares authorized)	24,148	9,191
Additional paid-in capital	169,269,731	91,763,475
Accumulated retained earnings	6,691,848	5,712,419
Accumulated other comprehensive income	921,442	-
Total CorEnergy Equity	178,277,869	98,855,785
Non-controlling Interest	29,244,106	-
Total Equity	207,521,975	98,855,785
Total Liabilities and Equity	$288,661,953	$111,431,833

CorEnergy Infrastructure Trust, Inc.
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
	For the Three Months Ended		For the Six Months Ended
	June 30, 2013	May 31, 2012	June 30, 2013	May 31, 2012
Revenue
Lease revenue	$5,638,244	$638,244	$11,276,488	$1,276,488
Sales revenue	1,929,772	1,439,958	4,445,345	3,877,268
Total Revenue	7,568,016	2,078,202	15,721,833	5,153,756

Expenses
Cost of sales (excluding depreciation expense)	1,476,348	1,031,114	3,479,987	3,035,786
Management fees, net of expense reimbursements	646,394	254,965	1,290,208	502,346
Asset acquisition expenses	53,394	94,699	85,211	94,699
Professional fees	431,508	268,935	885,691	377,513
Depreciation expense	2,857,412	246,828	5,714,448	493,633
Amortization expense	15,342	-	30,621	-
Operating expenses	303,480	189,165	510,384	361,806
Directors' fees	32,557	14,730	50,557	29,311
Other expenses	151,312	78,402	274,018	135,662
Total Expenses	5,967,747	2,178,838	12,321,125	5,030,756
Operating Income (Loss)	1,600,269	(100,636)	3,400,708	123,000
Other Income (Expense)
Net distributions and dividend income	$2,701	$55,462	$15,825	$140,724
Net realized and unrealized gain (loss) on trading securities	-	(3,600,082)	316,063	(737,810)
Net realized and unrealized gain (loss) on other equity securities	(30,976)	6,837,407	2,395,010	12,906,601
Interest Expense	(907,275)	(25,229)	(1,644,656)	(52,638)
Total Other Income (Expense)	(935,550)	3,267,558	1,082,242	12,256,877
Income before income taxes	664,719	3,166,922	4,482,950	12,379,877
Taxes
Current tax expense	581,757	-	867,648	10,000
Deferred tax expense (benefit)	(340,003)	1,190,162	395,050	4,646,076
Income tax expense, net	241,754	1,190,162	1,262,698	4,656,076
Net Income	422,965	1,976,760	3,220,252	7,723,801
Less: Net Income attributable to non-controlling interest	352,893	-	737,427	-
Net Income attributable to CORR Stockholders	$70,072	$1,976,760	$2,482,825	$7,723,801
Net income	$422,965	$1,976,760	$3,220,252	$7,723,801
Other comprehensive income
Changes in fair value of qualifying hedges attributable to CORR Stockholders	921,442	-	921,442	-
Changes in fair value of qualifying hedges attributable to non-controlling interest	215,439	-	215,439	-
Other Comprehensive Income	$1,136,881	$-	$1,136,881	$-
Total Comprehensive Income	1,559,846	1,976,760	4,357,133	7,723,801
Less: Comprehensive income attributable to non-controlling interest	568,332	-	952,866	-
Comprehensive income attributable to CORR Stockholders	$991,514	$1,976,760	$3,404,267	$7,723,801
Earnings Per Common Share:
Basic and Diluted	$0.00	$0.22	$0.10	$0.84
Weighted Average Shares of Common Stock Outstanding:
Basic and Diluted	24,147,958	9,180,935	24,144,856	9,178,923
Dividends declared per share	$0.125	$0.110	$0.250	$0.220

CorEnergy Infrastructure Trust, Inc.
CONSOLIDATED STATEMENTS OF EQUITY
					Accumulated Other Comprehensive Income	Retained Earnings (Accumulated Deficit)
	Capital Stock			Additional Paid-in Capital			Non-Controlling Interest
	Shares	Amount	Warrants					Total
Balance at November 30, 2011	9,176,889	9,177	1,370,700	95,682,738	-	(6,636,302)	-	90,426,313
Net Income	-	-	-	-	-	12,348,721		12,348,721
Distributions to stockholders sourced as return of capital	-	-	-	(4,040,273)	-	-	-	(4,040,273)
Reinvestment of distributions to stockholders	13,778	14	-	121,010	-	-	-	121,024
Balance at November 30, 2012	9,190,667	9,191	1,370,700	91,763,475	-	5,712,419	-	98,855,785
Net Loss	-	-	-	-	-	(1,503,396)	(18,347)	(1,521,743)
Net offering proceeds	14,950,000	14,950	-	83,493,200	-	-	-	83,508,150
Non-controlling interest contribution	-	-	-	-	-	-	30,000,000	30,000,000
Balance at December 31, 2012 (Unaudited)	24,140,667	24,141	1,370,700	175,256,675	-	4,209,023	29,981,653	210,842,192
Net Income	-	-	-	-	-	2,482,825	737,427	3,220,252
Dividends	-	-	-	(6,036,078)	-	-	-	(6,036,078)
Distributions to Non-controlling interest	-	-	-	-	-	-	(1,690,413)	(1,690,413)
Reinvestment of dividends paid to stockholders	7,291	7	-	49,134	-	-	-	49,141
Net chance in cash flow hedges	-	-	-	-	921,442	-	215,439	1,136,881
Balance at June 30, 2013 (Unaudited)	$24,147,958	$24,148	$1,370,700	$169,269,731	$921,442	$6,691,848	$29,244,106	$207,521,975

CorEnergy Infrastructure Trust, Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
	For the Six Months Ended
	June 30, 2013	May 31, 2012
Operating Activities
Net Income	$3,220,252	$7,723,801
Adjustments to reconcile net income to net cash provided by operating activities:
Distributions received from investment securities	-	2,243,539
Deferred income tax, net	395,050	4,646,076
Depreciation	5,714,448	493,633
Amortization	433,386	77,540
Realized and unrealized (gain) loss on trading securities	(316,063)	737,810
Realized and unrealized gain on other equity securities	(2,395,010)	(12,906,601)
Changes in assets and liabilities:
Increase in accounts receivable	(352,037)	(207,221)
(Increase) decrease in prepaid expenses and other assets	31,321	(791,312)
Decrease in accounts payable and other accrued liabilities	(1,217,791)	(247,054)
Increase in dividends payable to shareholders	3,018,495	-
Increase in distributions to non-controlling interest	1,690,413	-
Net change in derivative contracts, not designated as hedges	64,123	-
Decrease in current tax liability	(3,855,947)	-
Decrease in unearned income	(1,422,457)	-
Net cash provided by operating activities	$5,008,183	$1,770,211

Investing Activities
Proceeds from sale of long-term investment of trading and other equity securities	5,563,865	-
Deferred lease costs	(5,620)	-
Purchases of property and equipment	(42,242)	(30,321)
Proceeds from sale of property and equipment	-	3,076
Return of capital on distributions received	631,524	-
Net cash provided by (used in) investing activities	$6,147,527	$(27,245)

Financing Activities
Payments on lease obligation	(20,698)	(39,590)
Debt financing costs	(10,999)	-
Net change in derivative contracts, designated as hedges	(17,895)	-
Dividends	(6,036,078)	(975,062)
Distributions to non-controlling interest	(1,690,413)	-
Advances on revolving line of credit	139,397	1,045,000
Payments on revolving line of credit	(139,397)	(205,000)
Payments on long-term debt	-	(1,283,000)
Dividend reinvestment	49,141	-
Net cash used in financing activities	$(7,726,942)	$(1,457,652)
Net Change in Cash and Cash Equivalents	$3,428,768	$285,314
Cash and Cash Equivalents at beginning of period	17,680,783	2,793,326
Cash and Cash Equivalents at end of period	$21,109,551	$3,078,640

Supplemental Disclosure of Cash Flow Information
Interest paid	$1,242,441	$142,584
Income taxes paid	$4,776,354	$96,000

Non-Cash Financing Activities
Reinvestment of distributions by common stockholders in additional common shares	$-	$34,391

CorEnergy Infrastructure Trust, Inc.
Katheryn Mueller, 877-699-CORR (2677)
Investor Relations
info@corridortrust.com

Source:  CorEnergy Infrastructure Trust, Inc.

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